UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 3, 2025
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.01 Completion of Disposition of Assets

On February 3, 2025, BlackBerry Limited (the “Company”) completed the previously-announced sale of its Cylance® endpoint security assets to Arctic Wolf Networks, Inc. (“Arctic Wolf”). Under the terms of the Equity and Asset Purchase Agreement dated December 15, 2024, by and among the Company, Arctic Wolf, and certain subsidiaries of the Company and Arctic Wolf (the “Equity and Asset Purchase Agreement”) governing the sale, the Company received approximately $80 million of cash and 5.5 million common shares in Arctic Wolf at closing and expects to receive approximately $40 million of additional cash on the first anniversary of closing.

The foregoing description of the transaction does not purport to be complete and is qualified in its entirety by the full text of the Equity and Asset Purchase Agreement, a copy of which filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on December 20, 2024 and is incorporated herein by reference.

Item 8.01 Other Events

On February 3, 2025, the Company issued a press release announcing the closing of the sale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description
99.1	Press release issued by BlackBerry Limited dated February 3, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackBerry Limited

Date:	February 3, 2025	By:	/s/ Tim Foote
			Name:	Tim Foote
			Title:	Chief Financial Officer